     As filed with the Securities and Exchange Commission on June 1, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ONI SYSTEMS CORP.
            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                         77046-9657
   (State or Other Jurisdiction                          (I.R.S. Employer
   of Incorporation or Organization)                     Identification No.)

                               ONI Systems Corp.
                             166 Baypointe Parkway
                          San Jose, California 95134
         (Address of Principal Executive Offices, including Zip Code)

                                1997 Stock Plan
                          1998 Equity Incentive Plan
                          1999 Equity Incentive Plan
                     Davis Stock Option Plan and Agreement
                          2000 Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                          (Full Titles of the Plans)

                                Hugh C. Martin
                President, Chief Executive Officer and Chairman
                              ONI SYSTEMS CORP.
                           166 Baypointe Parkway San
                            Jose, California 95134
                                (408) 965-2600
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                             Horace L. Nash, Esq.
                           Richard L. Dickson, Esq.
                              David A. Bell, Esq.
                            Steven S. Levine, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306


                        CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                             Proposed Maximum       Proposed Maximum
                                              Amount          Offering Price            Aggregate          Amount of
 Title of Securities To Be Registered         To Be              Per Share           Offering Price       Registration
                                          Registered(1)                                                       Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value             8,051,405 (2)        $ 25.00 (3)        $201,285,125 (3)        $53,140
Common Stock, $0.0001 par value            20,376,034 (4)        $1.9473 (5)        $ 39,678,251 (5)        $10,476
------------------------------------------------------------------------------------------------------------------------
               TOTAL                       28,427,439                               $240,963,376            $63,616
========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Represents the aggregate of 7,051,405 shares available for grant under the Registrant's 2000 Equity Incentive Plan and 1,000,000 shares available for grant under Registrant's 2000 Employee Stock Purchase Plan.

(3) Estimated as of May 31, 2000 pursuant to Rule 457(c) solely pursuant for the purpose of calculating the registration fee.

(4) Represents shares subject to options outstanding as of May 31, 2000 under the Registrant's 1997 Stock Plan, 1998 Equity Incentive Plan, 1999 Equity Incentive Plan and Davis Stock Option Plan and Agreement.


(5) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                                    PART II
                                    -------
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements of the Registrant as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from October 20, 1997 (inception) to December 31, 1997 and for each of the years in the two-year period ended December 31, 1999.

     (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES - SECURITIES TO BE PURCHASED.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Fenwick & West LLP, Palo Alto, California, will advise the shares of Common Stock offered hereby. Fenwick & West LLP and its affiliates beneficially own an aggregate of 309,996 shares of the Registrant's stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

          As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation and Bylaws eliminate the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to the Registrant or its stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     . for any transaction from which the director derived an improper personal benefit.

          As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

     . the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

     . the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

     . the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

     . we may advance expenses, as incurred, to our employees and agents in connection with legal proceedings; and

     .    the rights conferred in the Bylaws are not exclusive.

          The Registrant has entered into Indemnification Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

          Reference is also made to Section 8 of the Underwriting Agreement for the Registrant's initial public offering, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

          The Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

          See also the undertakings set out in response to Item 9.

          Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:



              Exhibit Document                                        Number
              ----------------                                        ------

Form of Underwriting Agreement (incorporated by reference               1.01
to Exhibit 1.01 to Registrant's registration statement on Form S-1, File No. 333-32104 (the "Form S-1")).

Registrant's Amended and Restated Certificate of Incorporation          3.01
(incorporated by reference to Exhibit 3.01 to the Form S-1).

Registrant's Amended and Restated Certificate of Incorporation          3.02
to be filed immediately after the closing of its underwritten initial public offering (incorporated by reference to Exhibit 3.02 to the Form S-1).

Registrant's Amended and Restated Bylaws (incorporated by reference     3.03
to Exhibit 3.03 to the Form S-1).

Form of Indemnity Agreement (incorporated by reference to Exhibit      10.01
10.01 to the Form S-1).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     Exhibit
     Number                             Exhibit Title
     ------    -----------------------------------------------------------------
      1.01     Form of Underwriting Agreement (incorporated by reference to
               Exhibit 1.01 to Registrant's registration statement on Form S-1,
               File No. 333-32104 (the "Form S-1")).

      3.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form S-
               1).

      3.02 Registrant's Form of Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of Registrant's initial public offering) (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

      3.03     Registrant's Restated Bylaws (incorporated herein by reference to
               Exhibit 3.03 of the Form S-1).

      4.01 Form of Specimen Certificate for Registrant's common stock (incorporated herein by reference to Exhibit 4.01 of the Form S-
               1).

      4.02 Restated and Amended and Investors' Rights Agreement, dated May 1, 2000 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

      4.03 Voting Agreement portion of Series D Preferred Stock Purchase Agreement, dated April 1, 1998 (incorporated herein by reference to Exhibit 4.03 of the Form S-1).

      4.04 Warrant to Purchase Capital Stock held by Venture Lending & Leasing, Inc. (incorporated herein by reference to Exhibit 4.04 of the Form S-1).

      4.05 Warrant to Purchase Capital Stock held by Venture Lending & Leasing, Inc. (incorporated herein by reference to Exhibit 4.05 of the Form S-1).

      4.06 Warrant Agreement No. 1 to Purchase Shares of Series B Preferred Stock held by Comdisco, Inc. (incorporated herein by reference to Exhibit 4.06 of the Form S-1).

      4.07 Warrant Agreement No. 2 to Purchase Shares of Series B Preferred Stock held by Comdisco, Inc. (incorporated herein by reference to Exhibit 4.07 of the Form S-1).

      4.08 Warrant Agreement No. 3 to Purchase Shares of Series B Preferred Stock held by Comdisco, Inc. (incorporated herein by reference to Exhibit 4.08 of the Form S-1).

      4.09 Warrant to Purchase Common Stock held by COLT Telecommunications Group plc (incorporated herein by reference to Exhibit 4.09 of the Form S-1).

      4.10 Warrant to Purchase Common Stock held by FMR Corp. (incorporated herein by reference to Exhibit 4.10 of the Form S-1).

      4.11 Redemption and Repurchase Agreement, dated December 22, 1999, by and between Williams Communications, Inc. and Registrant (incorporated herein by reference to Exhibit 4.11 of the Form S-
               1).

      4.12 Warrant to Purchase Common Stock held by Fenwick & West LLP (incorporated herein by reference to Exhibit 4.12 of the Form S-
               1).

      4.13 Subscription Agreement, dated March 27, 2000, by and between Internet Initiative Japan Inc. and Registrant and related Regulation S Investor Representation Letter (incorporated herein by reference to Exhibit 4.13 of the Form S-1).

      4.14 Subscription Agreement, dated April 27, 2000, by and between CCT Telecom Holdings Limited and Registrant and related Regulation S Investor Representation

               Letter (incorporated herein by reference to Exhibit 4.14 of the Form S-1).

      5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

     10.01     Form of Indemnity Agreement (incorporated by reference to Exhibit
               10.01 to the Form S-1).

     10.02 Registrant's 1997 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

     10.03 Registrant's 1998 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

     10.04 Registrant's 1999 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

     10.05 Registrant's 2000 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

     10.06 Registrant's 2000 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

     10.07     Davis Stock Option Plan and Agreement.

     23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02     Consent of KPMG LLP, independent auditors.

     24.01     Power of Attorney (see page 6).

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(b)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     That, for purposes of determining any liability under the Securities
Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 1st day of June, 2000.

                                           ONI SYSTEMS CORP.


                                      By:  /s/ Hugh C. Martin
                                           ---------------------------------
                                           Hugh C. Martin
                                           President, Chief Executive Officer
                                           and Chairman


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hugh C. Martin, Chris A. Davis and Michael A. Dillon, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 1, 2000 by the following persons in the capacities indicated:

         Signature                                 Title


/s/ Hugh C. Martin               President, Chief Executive Officer,
--------------------------
    Hugh C. Martin               Chairman of the Board

/s/ Chris A. Davis               Executive Vice President, Chief Financial and
--------------------------
    Chris A. Davis               Administrative Officer

/s/ Mathew W. Bross              Director
--------------------------
    Mathew W. Bross

/s/ Kevin R. Compton             Director
--------------------------
    Kevin R. Compton

/s/ Jonathan D. Feiber           Director
--------------------------
    Jonathan D. Feiber

/s/ James F. Jordan              Director
--------------------------
    James F. Jordan

/s/ Gregory B. Maffei            Director
--------------------------
    Gregory B. Maffei

ONI SYSTEMS CORP.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS

    Exhibit
    Number                             Exhibit Title
    -------   -----------------------------------------------------------------

      5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

     10.07     Davis Stock Option Plan and Agreement.

     23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02     Consent of KPMG LLP, independent auditors.

     24.01     Power of Attorney (see page 6).